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                                                                  EXHIBIT 99.1


                        HAYES WHEELS INTERNATIONAL, INC.
                            38481 HURON RIVER DRIVE
                            ROMULUS, MICHIGAN 48174

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON TUESDAY, JULY 2, 1996

The undersigned holder of shares of Common Stock of Hayes Wheels International, Inc. hereby appoints Daniel M. Sandberg and Barry J. Miller, and each of them, with full power of substitution, as proxies to vote all shares owned by the undersigned at the Special Meeting of Stockholders to be held at The Fairlane Club, 5000 Fairlane Woods Drive, Dearborn, Michigan on Tuesday, July 2, 1996 at 10:00 a.m., local time, and any adjournment or postponement thereof. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

Please mark, date and sign the proxy and return it promptly in the accompanying business reply envelope, which requires no postage if mailed in the United States. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

This Proxy, if signed and returned, will be voted as specified on the reverse side. If no specification is made, your shares will be voted FOR approval and adoption of the Agreement and Plan of Merger and the transactions contemplated thereby.

IMPORTANT: PLEASE MARK AND SIGN ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

                               (SEE REVERSE SIDE)

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                                                                                                                      Please mark
                                                                                                               /X/  your vote as in
                                                                                                                      this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
                                                                  FOR   AGAINST  ABSTAIN      MARK HERE IF YOU PLAN TO
                                                                                              ATTEND THE MEETING          / /
1.  To approve and adopt the Agreement and Plan of Merger,
    dated as of March 28, 1996, between MWC Holdings, Inc. and    / /     / /      / /
    Hayes Wheels International, Inc., and the transactions con-
    templated thereby.                                                                        The undersigned acknowledges receipt
                                                                                              of the Notice of Special Meeting of
                                                                                              Stockholders to be held on Tuesday,
2.  In their discretion upon such other matters as may                                        July 2, 1996 and the related Joint
    properly come before the meeting.                                                         Proxy Statement/Prospectus.


                                                                                              Please sign exactly as name(s)
                                                                                              appear hereon. Joint owners should
                                                                                              each sign. Executors, administrators,
                                                                                              trustees, etc., should give full
                                                                                              title as such. If signer is a
                                                                               ______         corporation, please sign full
                                                                                     |        corporate name by duly authorized
                                                                                     |        officer. PLEASE SIGN, DATE AND MAIL
                                                                                              THIS PROXY PROMPTLY whether or not
                                                                                              you expect to attend the meeting. You
                                                                                              may nevertheless vote in person if you
                                                                                              do attend.


SIGNATURE(S) _______________________________________________________________________________________       DATE _________________

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